NEWS
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.2155 cgraham@orcc.com

ONLINE RESOURCES TO ACQUIRE PRINCETON eCOM

Combination with Major Payments Provider Accelerates Growth and Adds Scale

CHANTILLY, Va., May 8, 2006 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of Internet financial services, today announced a definitive agreement to acquire Princeton eCom Corporation for $180 million cash with an earnout of up to $10 million.

Princeton eCom is an electronic payments provider to financial institutions and billers. Coupled with Online Resources’ bill payments business, the combined company expects to process over 200 million transactions representing $75 billion in bill payments over the next year. The combined company will serve 2200 financial institutions and 1600 billers, more clients than any other bill payment processor.

“Princeton eCom provides us with a single transforming opportunity that leapfrogs years of business development to achieve our strategic goals,” stated Matthew P. Lawlor, chairman and chief executive officer of Online Resources.

“First, by consolidating our consumer service provider (CSP) platforms, we gain significant distribution and economies of scale in serving the financial institution market with our pay anyone service. Second, we gain a solid business and management team in the biller service provider (BSP) market, enabling us to jump-start our strategic real-time payments initiative. Together, these capabilities make us a major force in web-based payments.”

Lawlor added, “Both firms enjoy a similar, high visibility business model, where recurring user fees are leveraged over relatively fixed costs. Both firms are also growing rapidly and are at a high point of earnings leveragability. We expect the cost synergies will make the acquisition accretive to core net income per share at the end of 12 months, which alone justifies the combination. The compelling reason for the acquisition, however, is to capitalize on significant strategic and revenue opportunities.”

Ronald W. Averett, Princeton eCom’s chief executive officer, will head the combined companies’ e-commerce business, including Princeton eCom’s BSP and Online Resources’ card, credit and real-time payments services.

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Averett stated, “Online Resources is a first class organization with a track record of executing well and delivering on its promises. The integration plan is straightforward and will deliver significant product and scale benefits to our combined clients and partners. The Princeton management team is excited and committed to making the combination achieve its potential.”

Financial Highlights and Business Outlook
Based on its first quarter 2006 revenue results, which is up over 25 percent from the prior year, Princeton eCom has an annual run-rate of approximately $39 million in revenue. Margin on earnings before interest, taxes, depreciation and amortization (Ebitda) was 12 percent.

Online Resources expects that the acquisition of Princeton eCom will become accretive to core earnings per share, a non-GAAP measure, at the end of 12 months and neutral to slightly accretive to full year 2007 core earnings per share. Online Resources will provide revised 2006 guidance that includes the acquisition of Princeton eCom after the closing of the transaction, which is expected by July 15, 2006.

The purchase price will be funded from cash on hand and financing provided by Tennenbaum Capital Partners, LLC. At closing of the transaction, Tennenbaum will make a total investment of $160 million in Online Resources consisting of $75 million in preferred stock convertible to common at a 25 percent premium to market and $85 million in senior secured notes. On an “as converted” basis, Tennenbaum will hold the equivalent of 4.6 million shares of common stock, or approximately 14 percent of shares on a fully-diluted basis. The Company will appoint a Tennenbaum partner to join its Board of Directors.

Lehman Brothers Inc. advised Online Resources on the transaction and acted as exclusive placement agent on the financing. Lane, Berry & Co. advised Princeton eCom.

Conference Call and Web Cast
Online Resources management will host a conference call to discuss the pending acquisition today, Monday, May 8, 2006 at 10:30 a.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call also will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback beginning 2:00 p.m. ET on May 8th through midnight on May 29th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 9064700. For web cast replay, go to the “Investors” section of www.orcc.com.

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About Online Resources
Online Resources powers web-based financial services for over 800 firms nationwide. It provides a suite of proprietary banking and payment services that are branded to its client financial institutions. The Company serves over 4 million consumer end-users and processes $15 billion in payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC, Website: www.orcc.com) is a recognized leader in financial technology services.

About Princeton eCom
Princeton eCom is a provider of electronic payment solutions to more than 1,400 financial institutions and 1,600 corporate billers.  The Company has the broadest network of connectivity to billers in the industry.  Its unique integrated suite of payment solutions bridges the CSP and BSP markets, providing electronic payment consolidation, convenience payments and bill presentment services.  Princeton eCom (Website: www.princetonecom.com) was founded in 1984 and is privately held.

About Tennenbaum Capital Partners, LLC
Tennenbaum Capital Partners is a Santa Monica, California-based private investment firm managing over $4 billion in private funds.  The firm’s investment strategy is based on a long-term horizon and value-oriented approach.  Tennenbaum’s core strengths include an in-depth knowledge of equity and debt financing vehicles in the public and private markets with a focus on complex investments such as acquisitions and special situations. For more information, please visit www.tennenbaumcapital.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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